			Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended November 30, 2011

	United States Commodity	United States Copper	United States Commodity Index
Statements of Income (Loss)	Index Fund	Index Fund	Funds Trust

Income
Realized Trading Gain (Loss)	$(2,384,272)	$-	$(2,384,272)
Unrealized Gain (Loss) on Market Value of Futures	(2,314,588)	46,725	(2,267,863)
Interest Income	8,351	30	8,381
ETF Transaction Fees	700	-	700
Total Income (Loss)	$(4,689,809)	$46,755	$(4,643,054)

Expenses
Investment Advisory Fee	$330,907	$1,004	$331,911
Brokerage Commissions	17,934	132	18,066
Tax Reporting Fees	17,000	-	17,000
Non-interested Directors' Fees and Expenses	15,778	10	15,788
Legal Fees	12,313	-	12,313
Audit Fees	8,220	-	8,220
Prepaid Insurance Expense	1,237	-	1,237
Other Expenses	-	4,400	4,400
Total Expenses	403,389	5,546	408,935
Expense Waiver	-	(4,241)	(4,241)
Net Expenses	$403,389	$1,305	$404,694
Net Income (Loss)	$(5,093,198)	$45,450	$(5,047,748)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/11	$423,910,728	$-	$423,910,728
Additions	6,176,085	2,501,000	8,677,085
Withdrawals	(5,962,532)	-	(5,962,532)
Net Income (Loss)	(5,093,198)	45,450	(5,047,748)

Net Asset Value End of Month	$419,031,083	$2,546,450	$421,577,533
Net Asset Value Per Unit	$60.73	$25.45

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 11/1/11	6,900,000	-	6,900,000
Additions	100,000	100,040	200,040
Withdrawals	(100,000)	-	(100,000)
Units Outstanding End of Month	6,900,000	100,040	7,000,040

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended November 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502